Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Perficient, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-89076, No. 333-42624, No. 333-100490, No. 333-116549, No. 333-117216, No. 333-123177, No. 333-129054, No. 333-138602, No. 333-142267, No. 333-145899, No. 333-147687, No. 333-148978, and No. 333-152274) on Form S-3 and (No. 333-42626, No. 333-44854, No. 333-75666, No. 333-118839, No. 333-130624, No. 333-147730, No. 333-157799, and No. 333-160465) on Form S-8 of Perficient, Inc. (the Company) of our report dated March 3, 2010, with respect to the consolidated balance sheets of the Company as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009, which report appears in the December 31, 2009 annual report on Form 10-K of the Company.

/s/ KPMG LLP

St. Louis, Missouri
March 3, 2010